                                                                     EXHIBIT 4.2






                                  SOUTHWEST GAS CORPORATION

                                  EMPLOYEES' INVESTMENT PLAN

                                       TRUST AGREEMENT


















                             AMENDED AND RESTATED JULY 1, 1994

                              TABLE OF CONTENTS

            Title                                        Page

Recital of Introductory Facts                              1

Sections

 1 - Creation of Trust                                     1

 2 - Inclusion of Other Parties                            2

 3 - Resignation or Removal of the Trustee                 3

 4 - Duties of the Trustee                                 4

 5 - Investment of Funds                                   4

 6 - Distributions                                         7

 7 - Administration                                        8

 8 - Powers of Trustee                                    11

 9 - Authority of Trustee                                 13

10 - Immunity                                             13

11 - Amendment                                            14

12 - Termination                                          15

13 - Spendthrift Provision                                15

14 - Enforcement of Trust                                 15

15 - Miscellaneous                                        16

Appendix A












                                     (i)

                           SOUTHWEST GAS CORPORATION
                           EMPLOYEES' INVESTMENT PLAN
                                TRUST AGREEMENT
                           --------------------------

     Agreement and Declaration of Trust dated as of July 1, 1994 between Southwest Gas Corporation, a California corporation (hereinafter, and on behalf of such subsidiaries as may become parties hereto, called "Company"), and Bank of America Nevada, a Nevada corporation (hereinafter, together with any successor trustee or trustees, called "Trustee").


                        Recital of Introductory Facts
                        -----------------------------

A. The Company adopted an Employees' Investment Plan ("Plan"), effective on April 1, 1965 for the exclusive benefit of eligible employees of the Company and of subsidiary corporations or their beneficiaries who participate ("Participants") pursuant to its provisions.

B. For purposes of the Plan, the Company created a trust for the exclusive benefit of the employees who were entitled to receive distributions under the Plan, to which trust all contributions under the Plan were paid in accordance with its terms.

C. The trust, established by the Original Declaration, is a continuing trust and its continuity is unbroken by previous amendments, by previous substitution of the trustee or by the instant agreement.

D. The instant agreement is a restated and amended agreement made necessary by certain changes in facts on which the original agreement and amendments were based and is intended to avoid the confusion or uncertainty which might result from multitudinous amendments.

     Now, therefore, this Amended and Restated Agreement and Declaration of Trust Agreement is made in consideration of the premises and the undertakings set forth below, and the parties agree as follows:


                                  Section 1
                              CREATION OF TRUST
                              -----------------

     1.1 The Company, on its own behalf and on behalf of each subsidiary corporation which pursuant to Section 2.1 becomes a party hereto (hereinafter called a "Subsidiary"), hereby establishes with the Trustee, pursuant to the

Plan, a trust which consists of money and property now held by Trustee pursuant to all previous agreements regarding the trust and shall further consist of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee pursuant to the Plan as contributions of other payments thereunder, and the earnings, dividends, profits, interest, increment and accruals attributable thereto or derived therefrom, all of which, less payments which at the time of reference shall have been made by the Trustee in accordance with this Agreement, being hereinafter referred to as the Trust Fund.

     1.2 The Trust Fund shall be held by the Trustee and dealt with by it solely in accordance with the express provisions of this Agreement, for the exclusive benefit of the Participants and their beneficiaries. No part of the Trust Fund shall at any time revert to or be recoverable by the Company or a Subsidiary.

     1.3  The trust created hereby is hereinafter called the "Trust."


                                  Section 2
                          INCLUSION OF OTHER PARTIES
                          --------------------------

     2.1 In the event any employees of a Subsidiary become Participants under the Plan in accordance with its provisions by vote of the Board of Directors of the Company (hereinafter called the Board of Directors), such Subsidiary shall, upon making payment to the Trustee of its first contribution thereunder, automatically become a party to the Trust to the same extent and as fully as if it had originally executed this Agreement, and then and thereafter all contributions made by it will constitute a part of the Trust Fund in the manner provided in Section 1.1

     2.2 As evidence of such inclusion in the plan of a Subsidiary there shall be delivered to the Trustee by the Company a written notice to such effect, together with the resolutions of the Board of Directors authorizing such action, certified by the Secretary or an Assistant Secretary of the Company, and the resolutions of the board of directors of the Subsidiary adopting the Plan for its eligible employees and giving authority to become a party to this Agreement, certified by the Secretary or an Assistant Secretary of the Subsidiary.

     2.3 No provision of this Agreement or of the Plan shall be construed as requiring the maintenance of separate accounts for a Subsidiary or the

segregation or separate treatment of any part of the Trust Fund on behalf of a Subsidiary.


                                  Section 3
                    RESIGNATION OR REMOVAL OF THE TRUSTEE
                    -------------------------------------

     3.1 There shall be at all times, subject only to such reasonable period of time as may be needed to fill any vacancy, either a single corporate trustee of the Trust or one or more individual trustees of the Trust, as may be determined by the Board of Directors.

     3.2 Any Trustee may resign at any time by delivering or mailing to the Board of Directors, at the principal office of the Company, a written resignation, and by delivering or mailing to the Committee (as hereinafter defined) a copy thereof. Such resignation shall take effect sixty (60) days from the date of its receipt or at such earlier time acceptable to the resigning Trustee as a successor appointed by the Board of Directors shall be ready and willing to act.

     3.3 Any Trustee may be removed at any time by the Board of Directors by delivering or mailing to the Trustee, at its principal office, a written notice of removal, and by delivering or mailing to the Committee a copy thereof. Such removal shall take effect sixty (60) days from the date of its receipt or at such earlier time acceptable to the Trustee being removed as a successor appointed by the Board of Directors shall be ready and willing to act.

     3.4 Upon the death or incapacity or any individual Trustees or the resignation or removal of any Trustee, the Board of Directors shall appoint a successor. Written notice of such appointment shall be given forthwith by the Company to the resigning or removed Trustee and to the Committee appointed pursuant to the Plan (hereinafter called the "Committee").

     3.5 If within sixty (60) days after receipt of notice of resignation or removal of the Trustee under the provisions of this Section 3 a successor to the Trustee shall not have been appointed, the resigning or removed Trustee or the Committee or any member of the Committee, at the expense of the Trust, may apply to any court of competent jurisdiction for the appointment of such successor.


     3.6 Any successor Trustee shall have the same powers and duties as those conferred upon the Trustee hereunder and subject to receipt by the resigning or removed Trustee of written acceptance of such appointment by the successor Trustee, the resigning or removed Trustee shall assign, transfer and pay over to such successor Trustee the funds and properties then constituting the Trust Fund. The resigning or removed Trustee is authorized however, to reserve such reasonable sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee.


                                  Section 4
                            DUTIES OF THE TRUSTEE
                            ---------------------

     4.1 It shall be the duty of the Trustee to (a) receive, hold, invest and reinvest the Trust Fund pursuant to section 5, (b) to make payments and distributions from the Trust Fund at the direction of the Committee pursuant to Section 6, and to furnish administrative services in connection with the Trust pursuant to Section 7.

     4.2 The duties and obligations of the Trustee shall be only those expressly stated in this Agreement, without reference to the Plan. Without limitation of the preceding sentence, the Trustee (a) shall have no responsibility for the adequacy of the Trust Fund (or of any particular Investment Fund provided for in Section 5) to meet and discharge any liabilities under the Plan, and (b) shall have no right, duty or authority
(i) to determine any amount to be paid over to it from time to time under the plan, (ii) to bring any action or proceeding to enforce the collection or contribution of amounts to be paid over to it from time to time under the Plan, nor (iii) to determine the persons entitled to, or the nature, amounts or time of, any payments or distributions to be made from the Trust Fund to Participants or their beneficiaries.


                                  Section 5
                             INVESTMENT OF FUNDS
                             -------------------

     5.1 The Trustee shall manage the investment of the Trust Fund, subject to (if applicable) the direction of the Committee or any Investment Manager, if one has been properly appointed and written notice of such appointment has

been delivered by the Committee to the Trustee. To the extent the Committee retains investment authority or any Investment Manager is given such responsibility, the Trustee will not be liable by reason of its taking or refraining from taking any action at the direction of the Committee or any Investment Manager.

     5.2 The Trust Fund shall be invested by the Trustee in Investment Fund A, Company Stock, and in one or more additional Investment Funds established, from time to time, by the Committee.

     a.   Investment Fund A - (Company Stock)
          -----------------

          (1) The Trustee shall establish and maintain an Investment Fund A, which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for investment therein, and (ii) any dividends, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund A.

          (2) The assets of Investment Fund A shall be invested solely in Common Stock of the Company (hereinafter called "Common Stock"). Such Common Stock shall be purchased by the Trustee from the Company at times when the Company is providing original issue Common Stock for any of its stock purchase plans, and at all other times, the Trustee shall purchase Common Stock on the open market. The Company will notify the Trustee within 25 days of the end of each calendar quarter whether the Company is making original issue Common Stock available for Investment Fund A.

          (3) The Trustee may time the execution of purchase orders from the Company or in the open market or sales orders in the open market for the purpose of limiting or spreading the daily volume as the Trustee shall deem in the best interest of the Participants and their beneficiaries.

          (4) The price for original issue Common Stock shall equal the closing price of the Company's Common Stock on the New York Stock Exchange (hereinafter called the "Exchange") on the day the Trustee makes the purchase of such stock from the Company. If the Exchange

          is closed on that date, the price for such stock shall equal the closing price of the Company's Common Stock on the first business day of the Exchange after the purchase. Payment for original issue Common Stock shall be made by the Trustee to the Company, by wire transfer, upon receipt by the Trustee of the certificate for such stock.

          (5) Voting or proxy or other rights with respect to any portion of the Trust Fund consisting of Common Stock shall be passed through to Participants as provided for in this paragraph. Each Participant shall be entitled to direct the Trustee as to the manner in which the Common Stock then allocated to his or her account(s) will be voted. Such direction may be achieved through the use of proxy or similar statements delivered to the Participants with respect to the Common Stock allocated to their accounts. The Committee shall provide any information requested by the Trustee that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participants' directions. Any Common Stock with respect to which the Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Trustee and all unallocated Stock shall be voted in the same proportion as the shares of Common Stock for which voting directions have been received, unless the Trustee is required by law to exercise its discretion in voting such Common Stock.

     5.3 Upon instructions from the Committee to transfer assets attributable to an account of a Participant from one Investment Fund to another Investment Fund, as permitted under the Plan, the Trustee shall sell at such time or times such number, quantity, or amount of securities in a particular Investment Fund as shall be designated by the Committee for transfer, and the Trustee shall thereafter at such time or times reinvest the proceeds thereof, or such portion as shall be specified by the Committee, in such other Investment Fund as the Committee shall direct. The Trustee shall have no responsibility for the propriety of any such transfer made in accordance with the directions of the Committee.

<PAGE)
     5.4 All funds not invested as provided for in this Section and all funds held in cash for administration of the Trust shall be invested from day to day by the Trustee in interest bearing obligations of the United States of America, in mutual funds trading in interest bearing obligations of the United States of America (including its agencies) or federally insured accounts of any bank, including the commercial department of the Trustee, as selected by the Committee, which shall either mature or be convertible into cash without loss of principal or interest not later than the next business day after the investment is made.

                                  Section 6
                                DISTRIBUTIONS
                                -------------

     6.1 The Trustee shall make such payments in cash and distributions in kind from the Trust Fund to Participants or their beneficiaries as may be directed by the Committee as to the nature and amount of the payments or distributions to be made, the persons entitled thereto, the particular Investment Funds from which such payments and distributions are to be made, the time and method of payment or distribution and such other matters as may be material. Whenever payment in cash from a particular Investment Fund is directed by the Committee, the Trustee shall, in order to make such payment, sell at such time or times such number, quantity or amount of securities held in the particular Investment Fund as shall have been specified by the Committee with respect to such payment. The Committee need not specify the purpose of any payment or distribution which it shall direct, and the Trustee shall have no responsibility for the purpose or propriety of any such payment or distribution.

     6.2 If a dispute arises as to who is entitled to or should receive any payment or distribution, the Trustee may withhold such payment or distribution until the dispute has been resolved.

     6.3 In the event that any payment or distribution directed by the Committee shall be mailed by the Trustee by registered mail directed to the person specified in such direction at the latest address of such person filed with the Committee, and shall be returned to the Trustee because such persons cannot be located at such address, the Trustee shall promptly notify the Committee of such return. Upon the expiration of sixty (60) days after such notification to the Committee such direction shall become void, and unless and until a further direction of the Committee is received by the Trustee with respect to such payment, the Trustee shall deposit the cash distribution into the money market fund established by the Committee and hold the shares. The


Trustee shall not be obligated to search for or ascertain the whereabouts of of any such person (or his duly appointed representative) nor shall the Trustee be under any obligation to determine the identity of persons entitled to benefits or their mailing addresses.

     6.4 If and when the Trust is terminated, in whole or in part, pursuant to Section 12, the Trustee shall distribute as soon as practicable to the Participants affected by such termination their interests in the Trust Fund in accordance with the directions of the Committee. The Trust and the power and duties of the Trustee shall continue as long as any part of the Trust Fund shall remain undistributed.


                                  Section 7
                                ADMINISTRATION
                                --------------

     7.1 Title to the assets and properties comprising the Trust Fund shall be in the Trustee as it may from time to time be constituted and shall automatically vest in any successor Trustee without the need of any instrument of transfer. However, for purposes of convenience and avoidance of delay, any shares of Common Stock, any securities and any other property at any time included in the Trust Fund may be held, designated, registered or handled in the name of the Trust or in the name of any nominee or nominees.

     7.2 The Trustee shall keep account for all contributions and other payments received by it pursuant to the Plan and for all other receipts of money, shares of Common Stock, securities or other property, and for disbursements, expenses and distributions of the Trust Fund. Such accounts, books and records shall be open to inspection and audit at any reasonable time by the Committee or by any person designated by it or by the Company.

     7.3 Within thirty (30) days after the end of each calendar year (and after the end of any intervening calendar quarter if directed by the Committee), and within sixty (60) days after the effective date of the removal of resignation of the Trustee pursuant to Section 3, the Trustee shall prepare and deliver to the Company an accounting of all investments and of its receipts, disbursements, distributions and other transactions during the preceding calendar year or since the last previous accounting. Upon the expiration of ninety (90) days from the date of delivery of any such accounting, the Trustee shall, to the extent allowed by law, be forever

released and discharged from all liability and accountability to any one with respect to the propriety and correctness of its acts and transactions and the carrying out of its duties and obligations and responsibilities as shown or reflected in such accounting, except with respect to any such acts, transactions, duties, obligations with responsibilities as to which the Company or the Committee shall within such period file written objections with the Trustee.

     7.4 Nothing herein contained shall impair the right of the Trustee to a judicial settlement of any account of proceedings rendered by it. In any proceeding for such judicial settlement the only necessary parties shall be the Trustee, the Committee and the Company, and any judgement, decree or final order entered therein shall be conclusive on all persons having or claiming an interest in the Trust Fund or under the Plan.

     7.5 The Company shall act as agent with full authority on behalf of any Subsidiary, and the Trustee shall not be required to deal with any Subsidiary except by dealing with the Company as agent of such Subsidiary.

     7.6 The Trustee shall not be responsible for the determination of any questions or disputes as to the existence, non-existence, nature and amount of the rights and interests of any persons in or to the Trust Fund or under the Plan but with respect to all such matters may rely entirely on the instructions and advice of the Committee, which shall have sole authority and power to make any such determinations. In this connection the Trustee shall have no duty to examine into or to question any decisions made by the Committee.

     7.7 All orders, requests, instructions and advice of the Committee to the Trustee shall be in writing signed by two members of the Committee, and the Trustee shall be fully protected in acting in accordance with such orders, requests, instructions and advice. However, the ordinary day-to-day administrative directions to the Trustee from the Committee which may be necessary to accomplish routine functions, including, but not limited to, the transfer of funds to Trustee, directions for distribution of funds and withdrawal of funds for loans authorized pursuant to provisions of this Agreement, may be performed by persons authorized by the Committee without resolution or formal written instructions of the Committee. The Committee shall provide the Trustee with written confirmation of the persons who are authorized to perform such administrative duties and specimens of their signatures.


     7.8 Any action by the Company specifically requiring Board of Directors action or not covered by this Agreement shall be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of the Secretary or of any Assistant Secretary of the Company, and the Trustee shall be fully protected in acting in accordance with such resolution so certified to it.

     7.9 The Company shall furnish the Trustee from time to time with certified copies of resolutions of its Board of Directors evidencing the appointment and termination of office of any members of the Committee and the appointment and termination of successors thereto. The Trustee shall have the right to rely on and shall be fully protected in acting in accordance with any resolution, order, request, instruction or advice which it believes to be genuine and which purports to have been signed in accordance with this Section.

     7.10 Any and all commissions, brokerage fees, sales loads, transfer taxes and other costs incurred by the Trustee in the investment and reinvestment of the Trust Fund and all other expenses of the administration of the Trust, including fees for legal services rendered to the Trustee on account of the Trust and such compensation to the Trustee as may be agreed upon from time to time between the Company and the Trustee and evidenced in writing by an officer of the Company, shall be borne by the Trust Fund, unless paid by the Company in its sole and absolute discretion, and shall be reimbursed to the Trustee from time to time on request. The Trustee is authorized to withdraw any undisputed amounts for its expenses and compensation from the Trust Fund if the Company fails to pay them within 60 days of presentation of a statement of the amounts due.

     7.11 The assets of the Trust Fund shall be valued at their fair market values on the date of valuation, as determined by the Trustee based upon such sources of information as it may deem reliable. The Committee shall instruct the Trustee as to the value of assets for which market value is not readily obtainable by the Trustee. If the Committee fails to provide such values, the Trustee may take whatever action its deems reasonable, including employment of attorneys, appraisers or other professionals, the expense of which will be an expense of the administration of the Trust Fund.


                                  Section 8
                              POWERS OF TRUSTEE
                              -----------------

     8.1 Except as otherwise provided in Section 5 and subject to the other provisions of this Agreement, the Trustee, in connection with the handling of the Trust Fund, is expressly authorized and empowered, in its sole discretion:

          (a) to sell, exchange, convey, transfer, lease or otherwise dispose of, and also to grant options with respect to, all or any part of the property at any time included in the Trust Fund, for such consideration, in cash or on credit, and upon such terms and conditions as it may deem advisable;

          (b) to consent to, participate in, dissent from or oppose any plan or reorganization, consolidation, merger, combination or other similar plan, to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan, and to accept any property or securities issue under any such plan;

          (c) to exercise any conversion or subscription rights appurtenant to any securities or other property at any time held in the Trust Fund, and to sell or dispose of such rights; and

          (d) to cause any shares of stock or securities to be registered and held in the name of a nominee or nominees or to hold such shares or securities in bearer form.

          (e) to collect and receive any and all money and other property of whatsoever kind due or owing or belonging to the Trust and to give full discharge and acquittance therefor, and to extend the time of payment of any obligation at any time owing to the Trust;


          (f) to settle, compromise, compound or submit to arbitration any debts, claims, obligations or damages due or owing to or from Trust; to commence or defend suits or legal proceedings whenever, in its judgement, any interest of the Trust requires such action; and to act for and represent the Trust in all suits and legal proceedings in any court of law or equity or before any other body or tribunal;

          (g) to borrow money in such amounts and upon such terms and conditions as it may deem advisable to carry out the purposes of this Agreement, including borrowing from itself at prevailing interest rates, and to mortgage or pledge any part of the Trust Fund to secure any such borrowing;

          (h) to vote, in person or by general or limited proxy, with respect to any or all shares of Common Stock or other securities at any time held in the Trust Fund, at any meeting of stockholders or security holders, and to execute such instruments as may be necessary or deemed by it advisable to consent to any corporate act, proceeding or transaction;

          (i) to do all acts and things necessary or proper and to exercise any and all the powers of the Trustee under this Agreement upon such terms and conditions and in such manner as to it may seem for the best interests of the Trust and the Participants, and in general to take all such action and proceedings and to exercise such rights and privileges with relation to any part of the Trust Fund as if the Trustee were the absolute owner thereof;

          (j) to deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including the commercial department of the Trustee, if such bank is supervised by the United States or any State; and

          (k) to hold in cash, without liability for interest, such portion of the Trust Fund which, in its sole discretion, shall be reasonable under the circumstances for the distribution of benefits.


     8.2 Notwithstanding any provision herein to the contrary, the Trustee is hereby expressly authorized to invest in any common, collective or pooled fund maintained by the Trustee or other bank or trust company exclusively for the commingling and collective investment of assets of qualified retirement plans and tax-exempt trusts, and the documents establishing or amending these trust funds are hereby incorporated by reference into this Trust Agreement.


                                  Section 9
                             AUTHORITY OF TRUSTEE
                             --------------------

     9.1 No person dealing with the Trustee shall be required to make any inquiry as to the authority of the Trustee to take or omit any action or as to the existence of instructions in such regard to the Trustee from the Company or from the Committee or from any Participants. Any person shall be fully protected in relying on the certificate of the Trustee to the effect that the Trustee has authority to so take or omit any action.

     9.2 The execution by the Trustee of any agreement, contract, assignment, commitment, undertaking, conveyance, deed, lease, mortgage, pledge, guaranty, waiver, release, discharge or other instrument or document shall be conclusively regarded as evidence of its authority to act on behalf of the Trust.

     9.3 No person in dealing with the Trustee shall be required to follow the application of or use by the Trustee of any money, property or proceeds of any kind which may be paid, delivered or transferred to it or concern himself with the validity, expediency of propriety of such application or use.


                                  Section 10
                                   IMMUNITY
                                   --------

     10.1 The Trustee shall use ordinary care and reasonable diligence in the exercise of its powers and duties under this Agreement but shall not be liable for any mistake in judgment or other action taken in good faith.

     10.2 The Trustee shall not be liable in any way for any loss, prejudice or damage sustained by the Trust by reason of the purchase, retention, sale, exchange, distribution or handling of the Trust Fund or any portion thereof, or for any action taken with respect thereto, or for any error, mistake or omission with respect to any instructions or directions given or received by it, except on account of willful and intentional malfeasance or misfeasance.


     10.3 No director, officer, stockholder, employee or agent of the Company or any of its subsidiaries and no member of the Committee shall be liable for acts or omission or commission arising in connection with the carrying out of this Agreement except on account of his own individual willful and intentional malfeasance or misfeasance.

     10.4 All releases and indemnities provided herein shall survive termination of this Agreement. The Company shall indemnify and hold the Trustee and Trust Fund harmless from and against any loss or liability, including reasonable attorneys' fees, that arise in connection with (i) any acts taken in accordance with written directions (or failure to act, in the absence of such directions) from the Company, Committee, Investment Managers, or any other person designated to act on their behalf, or (ii) the Trustee's good faith execution of its duties under this Trust Agreement, except in the event of the Trustee's own illegal act, willful misconduct or gross negligence.


                                  Section 11
                                  AMENDMENT
                                  ---------

     11.1 The Board of Directors may at any time adopt a written amendment that modifies or amends, in whole or in part, any or all of the provisions of this Agreement, provided that no such modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent.

     11.2 No such modification or amendment shall become effective until there is executed by the Company and the Trustee an instrument of modification or amendment, as the case may be, and until all approvals, rulings and others with respect thereto from the Internal Revenue Service and from all Federal, State and other governmental authorities (to the extent deemed necessary by the Company) have been received.

     11.3 Notwithstanding the foregoing provisions of this Section 11, no such modification or amendment may be made if it permits the return of any part of the Trust Fund to the Company or diverts any part thereof to purposes other than the exclusive benefit of Participants in the Plan or their beneficiaries or if it results in the disqualification of the Plan under Section 401(a) of the Internal Revenue Code of 1986 ("Code"), as amended, or the loss of exemption of the Trust from Federal income taxes under Section 501(a) of the Code.


                                  Section 12
                                 TERMINATION
                                 -----------

     12.1 The Trust hereby created may be terminated at any time by action of the Board of Directors, either in its entirety with respect to the Company and all Subsidiaries or in part with respect to one or more of its Subsidiaries. Written notice of such termination, together with a certified copy of the pertinent resolutions of the Board of Directors, shall be given to the Trustee by the Company.

     12.2 In the event of the termination of the Trust in its entirely, it will continue in effect and operation until distribution of all the Trust Fund has been completed by the Trustee in accordance with the directions of the Committee.

                                  Section 13
                            SPENDTHRIFT PROVISION
                            ---------------------

     13.1 Except in the case of a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code and Section 206(d)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), any benefit or distribution payable from or out of the Trust Fund to any Participant or beneficiary under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt or arrangement on the part of any person to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.

     13.2 Any benefit or distribution payable from or out of the Trust Fund shall not in any manner be subject to or liable for the debts, contracts, commitments, obligations, liabilities or torts of any Participant or beneficiary under the Plan nor subject to attachment or legal process for or against such person.


                                  Section 14
                             ENFORCEMENT OF TRUST
                             --------------------

     14.1 Except as permitted by Section 502 of ERISA, the Company shall have the sole authority and right to enforce this Agreement on behalf of the Participants or any other persons having or claiming any interest in the Trust Fund or under this Agreement or the Plan. To protect the Trust Fund and the Company from expense that might otherwise be incurred, it is hereby made a

condition of the obtaining of any interest in the Trust Fund, and it is hereby agreed, that no other person may institute or maintain any action or proceeding against the Trustee or the Trust Fund in the absence of written authority from the Company or a judgement of a court of competent jurisdiction that in refusing such authority the Company has acted fraudulently or in bad faith.

     14.2 In any action or proceeding affecting the Trust Fund or any property constituting a part of all thereof, or with respect to the administration of the Trust or for the purpose of seeking instructions to the Trustee, the only necessary parties shall be the Company and the Trustee. No employees or former employees of the Company or any Subsidiary, and no beneficiary of any such employee, and no other person having or claiming an interest in the Trust Fund or under the Plan shall be entitled to any notice or process with respect to any such action or proceeding or to participate therein. Any judgment that may be entered in any such action or proceeding shall be binding and conclusive on all such employees, former employees, beneficiaries and other persons.


                                  Section 15
                                MISCELLANEOUS
                                -------------

     15.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada and all its provisions shall be administered pursuant thereto.

     15.2 Any notice to the Trustee hereunder shall be given by delivering or mailing the same to the Trustee then in office; any notice to the Company, to its Chief Financial officer; and any notice to the Committee, to Employees' Investment Plan Committee, c/o Southwest Gas Corporation, 5241 West Spring Mountain Road, Post Office Box 98510, Las Vegas, Nevada 89193-8510.

     15.3 The Trustee hereby accepts the Trust hereby created upon the terms and conditions herein provided and hereby declares itself to be Trustee of and, subject to the terms and conditions of this Agreement, agrees to hold all the property now or hereafter constituting the Trust Fund.


     15.4 This Agreement shall be binding upon the respective successors of the Trustee and the Company and other parties hereto.

     15.5 This Agreement has been executed in two (2) counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this instrument has been executed and shall be effective, as of the day and year first above written.

                                             SOUTHWEST GAS CORPORATION


                                             By_______________________

                                             Title:___________________


                                             BANK OF AMERICA NEVADA


                                             By_______________________

                                             Title:___________________


                                 APPENDIX A

                   TO AMENDED AND RESTATED TRUST AGREEMENT
                             Dated August 1, 1994
                    --------------------------------------


Investment Fund B - (Equity Fund Shares)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund B, which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for Investment therein, and (ii) any dividends, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund B.

       (b) The assets of Investment Fund B shall be invested solely in the shares of such open-end investment company (equity fund - consisting of a diversified portfolio of stocks) registered under the Investment Company Act of 1940 as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the equity fund in which the assets of Investment Fund B are to be invested may, in the discretion of the Committee, be changed from time to time.


Investment Fund C - (Money Market Fund)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund C which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for investment therein, and (ii) any interest, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund C.

       (b) The assets of Investment Fund C shall be invested solely in the shares of such open-end investment company (money market fund - consisting of short-term, fixed-income securities) registered under the Investment Company Act of 1940 as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the money market fund in which the assets of Investment Fund C are to be

      invested may, in the discretion of the Committee, be changed from time to time.


Investment Fund D - (Fixed Income Fund)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund D, which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for investment therein, and (ii) any dividends, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund D.

       (b) The assets of Investment Fund D shall be invested solely in the shares of such fixed income fund (consisting of a broad range of fixed-income securities) registered under the Investment Company Act of 1940 as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the fixed income fund in which the assets of Investment Fund D are to be invested may, in the discretion of the Committee, be changed from time to time.


Investment Fund E - (Guaranteed Income Account)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund E which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for investment therein, and (ii) any interest, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund E.

       (b) The assets of Investment Fund E shall be invested solely in fixed rate interest contracts with such open-end investment company (Guaranteed Income Account - consisting of contracts with insurance companies that guarantee a fixed rate of interest for a specified period of time) as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the guaranteed income account in which

       the assets of Investment Fund E are to be invested may, in the discretion of the Committee, be changed from time to time.

       (c) No new contributions in Investment Fund E will permitted after July 1, 1994, and existing investments will be held in this fund only until the individual insurance contracts in which they are invested mature, at which time they will be transferred to other Investment Funds in accordance with the provisions of the Plan.


Investment Fund F - (Aggressive Balanced Fund)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund F, which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for Investment therein, and (ii) any dividends, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund F.

       (b) The assets of Investment Fund F shall be invested solely in the shares of such open-end investment company (aggressive balanced fund - consisting of a diversified mix of equity, income, and money market funds with an emphasis on equity funds to promote growth) registered under the Investment Company Act of 1940 as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the aggressive balanced fund in which the assets of Investment Fund F are to be invested may, in the discretion of the Committee, be changed from time to time.


Investment Fund G - (Moderate Balanced Fund)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund G which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for investment therein, and (ii) any interest,

       earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund G.

       (b) The assets of Investment Fund G shall be invested solely in the shares of such open-end investment company (moderate balanced fund - consisting of a diversified mix of equity, income, and money market funds with a more balanced mix of these elements than is provided by either the Aggressive Balanced Fund or the Conservative Balanced Fund) registered under the Investment Company Act of 1940 as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the moderate balanced fund in which the assets of Investment Fund G are to be invested may, in the discretion of the Committee, be changed from time to time.


Investment Fund H - (Conservative Balanced Fund)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund H, which shall consist of (i) such portion of the amounts paid over to the Trustee from time to time under the Plan as shall at the time of such payment be specified by the Committee for investment therein, and (ii) any dividends, earnings, accruals or other increment derived from or attributable to the securities or other assets held in Investment Fund H.

       (b) The assets of Investment Fund H shall be invested solely in the shares of such conservative balanced fund (consisting of a diversified mix of equity, income, and money market funds with an emphasis on money market funds to promote capital preservation) registered under the Investment Company Act of 1940 as shall be selected by the Committee and written notice thereof given to the Trustee. The designation of the conservative balanced fund in which the assets of Investment Fund H are to be invested may, in the discretion of the Committee, be changed from time to time.


Investment Fund I - (Loan Fund)
- -----------------

       (a) The Trustee shall establish and maintain an Investment Fund I which shall consist of such amounts received from the sale of assets in Investment Funds A through H resulting from withdrawal by a Participant for the purpose of obtaining a loan, as may be approved by the Committee, and such amounts received from a Participant in repayment of such loan.

       (b) The assets of Investment Fund I shall be cash or in an interest bearing account until invested in any of the Investment Funds, other than Investment Fund E, as directed by the Committee.

                                      5